Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Premium Income Municipal Fund
33-58226
811-7486


The annual meeting of shareholders was held in the offices
of Nuveen Investments on November 18, 2008; at this
meeting the shareholders were asked to vote on the election
of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies.   The meeting was subsequently
adjourned to January 13, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting together as a
class
<c>  MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
 fundamental policy relating to
investments in municipal securities and
below investment grade securities.


   For
             4,804,861
                       1,701
   Against
                309,925
                          257
   Abstain
                162,645
                              6
   Broker Non-Votes
             1,272,135
                          871
      Total
             6,549,566
                       2,835



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             4,808,849
                       1,702
   Against
                308,368
                          256
   Abstain
                160,214
                              6
   Broker Non-Votes
             1,272,135
                          871
      Total
             6,549,566
                       2,835



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             4,735,689
                       1,699
   Against
                364,961
                          261
   Abstain
                176,781
                              4
   Broker Non-Votes
             1,272,135
                          871
      Total
             6,549,566
                       2,835



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             4,754,339
                       1,703
   Against
                346,253
                          255
   Abstain
                176,839
                              6
   Broker Non-Votes
             1,272,135
                          871
      Total
             6,549,566
                       2,835



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             4,752,454
                       1,700
   Against
                341,059
                          256
   Abstain
                183,918
                              8
   Broker Non-Votes
             1,272,135
                          871
      Total
             6,549,566
                       2,835



To approve the new fundamental policy
relating to commodities.


   For
             4,760,170
                       1,697
   Against
                337,548
                          259
   Abstain
                179,713
                              8
   Broker Non-Votes
             1,272,135
                          871
      Total
             6,549,566
                       2,835




Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012607.